EXHIBIT 21.1

LIST OF SUBSIDIARIES

•	China DRTV, Inc., incorporated in British Virgin Islands

•	Beijing Acorn Youngleda Oxygen Generating Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai An-Nai-Chi Automobile maintenance Products Co., Ltd., incorporated in the People’s Republic of China

•	Acorn Information Technology (Shanghai) Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai HJX Digital Technology Co., Ltd., incorporated in the People’s Republic of China

•	Acorn International Electronic Technology (Shanghai) Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Yimeng Software Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Acorn Network Technology Development Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Acorn Trade Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Acorn Advertising Broadcasting Co., Ltd., incorporated in the People’s Republic of China

•	Zhuhai Sunrana Bio-tech Co., Ltd., incorporated in the People’s Republic of China

•	Zhuhai Acorn Electronic Technology Co., Ltd., incorporated in the People’s Republic of China

•	Beijing HJZX Software Technology Development Co., Ltd., incorporated in the People’s Republic of China

•	Zhongshan Meijin Digital Technology Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Acorn Enterprise Management Consulting Co., Ltd., incorporated in the People’s Republic of China